Exhibit 99.1

Hertz Announces Final Results of Its Cash Tender Offer to Purchase Its Outstanding Series A Preferred Stock and Related Consent Solicitation

ESTERO, Fla., Dec. 22, 2021 /PRNewswire/ -- Hertz Global Holdings, Inc. (NASDAQ: HTZ) (“Hertz” or the “Company”) today announced the final results of its tender offer (the “Offer”) to purchase all of its outstanding Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Shares”), at a price per Series A Preferred Share of $1,250.00, less any applicable withholding taxes, and the related consent solicitation (the “Consent Solicitation”) to amend the certificate of designation of the Series A Preferred Shares (the “Proposed Amendment”). The Offer and Consent Solicitation expired at midnight (at the end of the day), Eastern Time on Tuesday, December 21, 2021.

Based on the final tabulation by Computershare Trust Company, N.A., the depositary for the Offer and Consent Solicitation, all Series A Preferred Shares were tendered and not withdrawn in the Offer, and corresponding consents have been delivered in the Consent Solicitation. Pursuant to the terms of the Offer and Consent Solicitation, the Company has accepted for purchase all of the Series A Preferred Shares tendered in the Offer, for an aggregate purchase price of $1,875,000,000. The accepted shares represent 100% of the Company’s outstanding Series A Preferred Shares as of December 21, 2021. Based on the final results, the requisite consent of at least a majority of the outstanding Series A Preferred Shares required to approve the Proposed Amendment was obtained, although it will not be necessary to implement the Proposed Amendment in light of the fact that all Series A Preferred Shares were tendered in the Offer.

The depositary will promptly issue payment for the shares accepted for purchase. Payment for shares will be made in cash, subject to applicable withholding and without interest.

ADDITIONAL INFORMATION REGARDING THE TENDER OFFER

This communication is for informational purposes only. This communication is not a recommendation to buy or sell Hertz Series A Preferred Shares or any other securities, and it is neither an offer to purchase nor a solicitation of an offer to sell Hertz Series A Preferred Shares or any other securities. Hertz has filed a tender offer statement on Schedule TO (as amended or supplemented, the “Schedule TO”), including an offer to purchase, letter of transmittal and related materials, with the United States Securities and Exchange Commission (the “SEC”). The Offer and Consent Solicitation are only made pursuant to the offer to purchase, letter of transmittal and consent and related materials filed as a part of the Schedule TO. Stockholders should read carefully the offer to purchase, letter of transmittal and consent and related materials because they contain important information, including the various terms of, and conditions to, the Offer and Consent Solicitation. Stockholders may obtain a free copy of the tender offer statement on Schedule TO, the offer to purchase, letter of transmittal and other documents that Hertz has filed with the SEC at the SEC’s website at www.sec.gov or from the Hertz website at www.hertz.com.com or from the depositary for the tender offer.

ABOUT HERTZ

The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Additionally, The Hertz Corporation operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this release include “forward-looking statements” within the meaning of applicable securities laws and regulations. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on the Company’s current views with respect to future events and the timing of the tender offer. These forward-looking statements are subject to a number of risks and uncertainties including prevailing market conditions, as well as other factors. Forward-looking statements represent the Company’s estimates and assumptions only as of the date that they were made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: mediarelations@hertz.com; investorrelations@hertz.com